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                                                                    EXHIBIT 99.1




CONTACT:  THOMAS J. MATHEWS
          VICE PRESIDENT, FINANCE AND CFO
          561-994-0202, EXT. 227


                      NETOPTIX CORPORATION REPORTS RESULTS
                   FOR THE FOURTH QUARTER AND FISCAL YEAR 1999


     STURBRIDGE, MASSACHUSETTS, DECEMBER 14, 1999 - NetOptix Corporation (NASDAQ National Market: OPTX) today reported results for the fourth quarter and fiscal year 1999.

     With the reporting of its 1999 fourth quarter and full-year results, which were net losses of $8.9 million and $12.9 million, respectively, NetOptix Corporation has completed its transition to its telecommunications strategy. The implementation of that strategy, which is being driven by the Company's significant investment in and commitment to the Dense Wavelength Division Multiplex (DWDM) filter market, has been underway throughout fiscal year 1999 and culminated in the fourth quarter with the successful market introduction of its DWDM filter. That transition includes the signing of an agreement to sell substantially all of its women's healthcare business, conducted under the name of Leisegang Medical, Inc., for approximately $10 million cash with a scheduled closing on January 31, 2000.

     Included in the fourth quarter loss is the above-mentioned planned sale of Leisegang Medical, Inc. and subsidiaries at an estimated loss of $5.0 million, the further write-down by approximately $3.3 million of the Sturbridge facility which is currently held for sale, and the recognition of the impairment of certain other long-lived assets of approximately $1.3 million. Offsetting these losses were fourth quarter gains totaling approximately $3.4 million, recognized from the previously announced sale of its Scientific Detector Products Business and certain assets related to a previously discontinued business. Except for some start-up costs, the quarter's


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loss does not include measurable impact from DWDM filters as operating revenues and expenses did not occur until the first quarter of fiscal year 2000.

     Gerhard R. Andlinger, Chairman of the Board and President of NetOptix Corporation, said, "Since January, with the investment by Andlinger Capital XIII LLC in NetOptix Corporation, we have concentrated on reallocating Company assets, strengthening its balance sheet including securing long-term financing, and repositioning the Company with the key focus being on the telecommunications industry. Our fourth quarter transactions are additional steps that achieve and support those long-range plans." He further added, "We are satisfied with our progress over a short period of time with the production and shipment of DWDM filters and we expect a profitable first quarter."

     This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions, such as comments regarding future financial performance and growth opportunities. Certain factors that could cause actual results to differ materially from those projected include the Company's ability to remain in compliance with its loan covenants, achieve the objectives it has established for its development programs or incur disruptions in the operation of the OFC manufacturing facilities. Other factors affecting the Company's businesses are discussed in its Annual Report on Form 10-K for the fiscal year ended September 30, 1998.



                                      ####


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                              NETOPTIX CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


ASSETS                                                                    SEPTEMBER 30
------                                                            -------------------------
                                                                    1999             1998
                                                                  --------         --------
Current assets:
      Cash and cash equivalents                                   $  2,117         $    710
      Accounts receivable, net                                       2,789            7,952
      Inventories                                                    1,593            8,828
      Other current assets                                             389            1,092
      Assets relating to discontinued operations, net               14,009               --
      Assets held for sale                                           3,288               --
                                                                  --------         --------

Total current assets                                                24,185           18,582

Property, plant, and equipment, net                                 10,520           16,128

Excess of cost over the fair value of assets acquired, net          11,796           19,396

Other assets, net                                                    1,864            1,548
                                                                  --------         --------

Total assets                                                      $ 48,365         $ 55,654
                                                                  ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current liabilities:
      Notes payable                                               $  5,900         $ 11,846
      Current portion of other notes payable                            --            1,458
      Accounts payable                                               3,147            4,283
      Accrued liabilities                                            3,590            4,400
      Accrued liabilities, including current portion of
        estimated losses and expenses relating to
        discontinued operations of $1,405                            5,000               --
                                                                  --------         --------

      Total current liabilities                                     17,637           21,987

Notes payable                                                        1,150               --

Other liabilities                                                      660            1,008

Shareholders' equity:
      Common stock                                                     113               81
      Additional paid-in capital                                    61,389           52,176
      Accumulated deficit                                          (32,421)         (19,545)
      Accumulated other comprehensive loss                            (163)             (53)
                                                                  --------         --------

Total shareholders' equity                                          28,918           32,659
                                                                  --------         --------

Total liabilities and shareholders' equity                        $ 48,365         $ 55,654
                                                                  ========         ========


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                              NETOPTIX CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       FOR THE THREE MONTHS ENDED           FOR THE YEAR ENDED
                                                              SEPTEMBER 30,                    SEPTEMBER 30,
                                                        -----------------------          -------------------------
(Dollars in thousands except per share data)              1999             1998            1999            1998
                                                        --------         -------         --------         --------
Net sales                                               $  2,672         $ 4,484         $ 14,366         $ 14,774

Cost of sales                                              2,120           6,832            9,536           14,919
                                                        --------         -------         --------         --------

Gross profit (loss)                                          552          (2,348)           4,830             (145)

Engineering expenses                                          20             120              231            3,032

Selling & administrative expenses                          2,404           3,259            9,461            8,154
Provision for uncollectible (recovery of)
    accounts receivable                                       --            (415)              --              569
Reduction in carrying value of certain
    long-lived assets                                      4,519           1,525            6,360            1,525
                                                        --------         -------         --------         --------

Total operating expense                                    6,943           4,489           16,052           13,280
                                                        --------         -------         --------         --------

Operating loss                                            (6,391)         (6,837)         (11,222)         (13,425)

Interest (expense), net                                     (121)           (246)            (912)            (524)
Other income, net                                            660             125              837              162
                                                        --------         -------         --------         --------

Loss from continuing operations
    before income tax                                     (5,852)         (6,958)         (11,297)         (13,787)
Provision for (benefit from) income taxes                    (42)            352               13              178
                                                        --------         -------         --------         --------

Loss from continuing operations                           (5,810)         (7,310)         (11,310)         (13,965)

Discontinued operations:
  Income (loss) from operations of
    discontinued businesses, net of income taxes            (747)            (52)             748            1,338
  Loss on disposal of discontinued
    businesses, net of income taxes                       (2,315)             --           (2,315)              --
                                                        --------         -------         --------         --------
Net loss                                                $ (8,872)        $(7,362)        $(12,877)        $(12,627)
                                                        ========         =======         ========         ========

Net loss per common shares outstanding:
  Loss from continuing operations                       $  (0.56)        $ (0.91)        $  (1.19)        $  (1.83)
  Effect of discontinued operations                        (0.30)          (0.01)           (0.16)            0.18
                                                        --------         -------         --------         --------
  Net loss                                              $  (0.86)        $ (0.92)        $  (1.35)        $  (1.65)
                                                        ========         =======         ========         ========
Weighted average common shares
    outstanding                                           10,317           8,053            9,510            7,646
                                                        ========         =======         ========         ========

Certain reclassifications have been made to amounts reported in previous quarters to conform with current quarter presentation.